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                                                                    EXHIBIT 99.1

                      EVEREST REINSURANCE HOLDINGS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints J.V. Taranto, S.L. Limauro, and J.J. Burak, and each of them, as proxies of the undersigned, each with full power to act without the others and with full power of substitution, to vote all the shares of Common Stock of EVEREST REINSURANCE HOLDINGS, INC. held in the name of the undersigned at the close of business on [Record Date], at the Special Meeting of Stockholders to be held on [Meeting Date], at [Meeting Time] (local time), and at any adjournment thereof, with all the powers the undersigned would have if personally present, as follows:

                           (CONTINUED ON OTHER SIDE)
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[X]  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING ITEMS:

     1. APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF MERGER, dated as of September 17, 1999, among Everest Reinsurance Holdings, Inc., Everest Reinsurance Group, Ltd. and Everest Re Merger Corporation, providing for, among other things, the merger of Everest Re Merger Corporation with and into Everest Reinsurance Holdings, Inc., the conversion of Everest Reinsurance Holdings, Inc. Common Stock into Everest Reinsurance Group, Ltd. Common Shares and the conversion of Everest Re Merger Corporation Common Stock into Everest Reinsurance Holdings, Inc. Common Stock, as more fully described in the Proxy Statement dated [Mailing Date] relating to the Special Meeting

          FOR            AGAINST             ABSTAIN
          [ ]            [ ]                 [ ]

In their discretion, upon such other matters as may properly come before the meeting, all in accordance with the accompanying Notice and Proxy Statement, receipt of which is acknowledged.

IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE SHARES REPRESENTED THEREBY WILL BE VOTED. IF A CHOICE IS SPECIFIED BY THE STOCKHOLDER, THE SHARES WILL BE VOTED ACCORDINGLY. IF NOT OTHERWISE SPECIFIED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR ITEM 1.


SIGNATURE(S)             DATE
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Sign exactly as name appears hereon.
When signing in a representative capacity, please give full title.